CHURCH CAPITAL MANAGEMENT

                                 CODE OF ETHICS

                                   RULE 204A-1



I.   POLICY STATEMENT
     ----------------

Church Capital Management serves as a fiduciary for its customers and, as such, has the responsibility to render professional, continuous and unbiased investment advice. As fiduciaries, all CCM employees owe our clients a duty of honesty, good faith and fair dealings. At all times, we must act in the best interests of our clients and must avoid or disclose all conflicts of interest. All employees must uphold the applicable laws governing the capital markets and must comply with all federal and state securities regulations. Any breaches of the principles set forth in this Code of Ethics may result in disciplinary action up to and including termination.

II.  DEFINITIONS OF KEY TERMS
     ------------------------

The definition of key terms in the Code of Ethics are as follows:

     (1) COVERED SECURITY - any stock, bond, future, investment contract or any other instrument that is considered a security under the Investment Advisers Act of 1940. Covered securities include options, limited partnership interests, foreign unit trusts and foreign mutual funds, and private investment funds. The following securities are excluded from the definition of covered security: U.S. Government obligations, money market instruments, including money market funds, shares of open-end mutual funds that are not advised or sub-advised by CCM and shares in unit investment trusts that are invest exclusively in shares of open-end funds that are not advised or subadvised by CCM.

     (2) ACCESS PERSON - any supervised person who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser manages

III. STANDARDS OF BUSINESS CONDUCT
     -----------------------------

     o PRESERVE THE CONFIDENTIALITY OF THE INFORMATION COMMUNICATED BY CLIENTS WITHIN THE SCOPE OF THE CLIENT RELATIONSHIP. CCM employees are prohibited from disclosing any non-public material information about CCM's securities

Church Capital Management Code of Ethics                           January, 2005

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          recommendations,  client securities  holdings,  or nonpublic  customer information to anyone who does not need this information to perform his/her job. As required by law, however, CCM employees must report suspected illegal activities by clients to the Chief Compliance Officer who will notify the appropriate authorities.

     o REFUSE TO PARTICIPATE IN ANY BUSINESS RELATIONSHIP OR ACCEPT ANY GIFT THAT COULD REASONABLY BE EXPECTED TO AFFECT HIS/HER INDEPENDENCE, OBJECTIVITY OR LOYALTY TO CLIENTS. In order to avoid the appearance of a conflict of interest, CCM employees must refuse to accept gifts or entertainment of more than minimal value from service providers, potential investment targets or other business partners. Employees must disclose the acceptance of any gifts or entertainment to Compliance. In addition, CCM employees are prohibited from offering entertainment, favors or gifts of value to customers that could be viewed as overly generous or aimed at influencing the decision-making of the customer. Any gifts with more than minimal value to customers must be disclosed to Compliance.

     o CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN A MANNER WHICH IS CONSISTENT WITH THIS CODE OF ETHICS AND WHICH AVOIDS ANY ACTUAL OR POTENTIAL CONFLICTS OF INTEREST OR ANY ABUSE OF THE EMPLOYEE'S POSITION OF TRUST. All CCM employees must comply with CCM policies and procedures related to pre-clearance of personal trades, prior written approval for participation in IPOs and private placements as well as personal holdings reporting requirements.

     o COMPLY WITH LAWS AND REGULATIONS: CCM's code of ethics requires that all employees comply with applicable federal and state securities laws. In connection with the purchase or sale, directly or indirectly, of securities held or to be acquired by a client, employees are not permitted to:

               o    Defraud a client in any manner

               o Mislead a client, including by making a statement that omits material facts

               o Engage in any act, practice or course of conduct that defrauds or deceives a client

               o Engage in any manipulative practices with respect to a client

               o    Engage  in  any   manipulative   practice  with  respect  to
                    securities, including price manipulation


Church Capital Management Code of Ethics                           January, 2005

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     o    INSIDER  TRADING - All CCM  employees  are  prohibited  from  trading, either personally or on behalf of others, while in possession of material, nonpublic information. The SEC's definition of "material nonpublic information" relates not only to issuers but also to adviser's securities recommendations and client securities holdings and transactions. Employees are prohibited from communicating material nonpublic information to others in violation of federal securities laws.

     o PERSONAL SECURITIES TRANSACTIONS - In an effort to minimize any conflicts that may arise when placing trades for personal accounts, all CCM employees are required to complete a pre-clearance form before placing any trades for personal accounts, including all accounts in which the employee has a direct or indirect beneficial interest. The pre-clearance form must be signed by a CCM principal or by Compliance. All employee trades will be blocked with customer trades to the extent possible and will be average-priced with customer trades accordingly.

     o EMPLOYEES HOLDINGS REPORTS AND QUARTERLY TRANSACTIONS REPORTS: All CCM employees are required to provide an initial holdings report to the Chief Compliance Officer in February, 2005 and annually, thereafter. These securities holdings reports must include all personal accounts as well as any accounts in which the employee has a direct or indirect beneficial interest. The only accounts exempt from this reporting requirement are transactions effected pursuant to an automatic investment plan. Further, the personal securities holdings reports apply only to "covered securities" as defined above.

          To the extent practicable, all CCM employees are required to maintain personal brokerage accounts with one of CCM's designated custodians. Any employee that maintains an outside brokerage account will be required to provide Compliance with duplicate statements and confirms. As a result, CCM employees will not be required to provide quarterly transaction reports. On a quarterly basis, Compliance will review account activity for CCM employees within 30 days of quarter-end.

          All new CCM employees will be required to provide an initial securities holdings report within 10 days of hire date and annually thereafter (unless the employee does not meet the definition of access person).

     o INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS - All CCM employees must obtain prior written approval from a firm Principal or from Compliance before acquiring direct or indirect beneficial ownership in any security in an initial public offering (IPO) or private placement.


Church Capital Management Code of Ethics                           January, 2005

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IV.  VIOLATIONS OF THE CODE OF ETHICS
     --------------------------------

All employees must promptly report any violations of CCM's Code of Ethics to the Chief Compliance Officer (Jerry Walther). Reportable violations include failure to comply with applicable securities laws; fraud or illegal acts involving any aspect of CCM's business, material misstatements in regulatory filings, internal books and records, client records or repots; activity that is harmful to clients and deviations from required controls and procedures that safeguard clients and the firm.

If the CCO is unavailable, employees may report violations to Compliance. All such reports will be treated confidentially to the extent permitted by law and will be investigated promptly and appropriately.

V.   AMENDMENTS TO THE CODE OF ETHICS
     --------------------------------

This Code of Ethics will be updated as needed based on changes in CCM's business, in SEC regulations or in federal securities laws. Any amendments will be promptly distributed to all employees. Each employee is required to acknowledge receipt of and compliance with the Code of Ethics at the time of adoption and annually thereafter. In addition, each employee will be required to acknowledge receipt of and compliance with any amendments.










Church Capital Management Code of Ethics                           January, 2005